                                                                   Exhibit 10.20

                           MASTER SERVICES AGREEMENT


                                      FOR


                            MONITORING AND SERVICES


                                    BETWEEN


                             GTE NETWORK SERVICES


                                      AND


                        GTE GLOBAL NETWORKS CORPORATION



                           MASTER SERVICES AGREEMENT

                                                                   EXHIBIT 10.20

                           MASTER SERVICES AGREEMENT

This Master Services Agreement ("Agreement"), is made effective as of __________, 1999, by and between GTE Network Services consisting of the GTE Telephone Operating Companies listed on Attachment A ("GTE") and GTE Global Networks Corporation ("GNI").


1.0  Scope

GTE will provide, through its Network Operations Center ("NOC"), network monitoring of network enabling devices and processes twenty four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year to detect, escalate, restore, and follow-up on anomalies occurring in the network. In addition, GTE will provide technical support to GNI for problems that cannot be resolved on-site; these support services include network element event problem resolution, network element reliability analysis and network traffic management. Exhibit A further explains the aforementioned services.

2.0  Professional Services

GNI retains GTE to perform the services described in Exhibit A and the Statement(s) of Work, attached hereto and made a part hereof ("Services"). The Services shall be performed in accordance with the requirements set out in the Statements of Work.

3.0  Statements of Work

During the Term (hereinafter defined), GNI and GTE (hereinafter referred to collectively as "Parties" and individually as a "Party") may from time to time enter into additional statements of work (a "Statement of Work" or "SOW") defining additional services to be performed by GTE for GNI pursuant to this Agreement. Each such Statement of Work shall be added hereto by means of a written description of the Services shall contain terms and conditions supplementing the terms and conditions of this Agreement to the extent the Parties deem it necessary and defining (i) the Services to which it pertains,
(ii) all work product and other tangible embodiments or results of the identified Services ("Deliverables"), (iii) delivery dates, (iv) specific acceptance criteria for Deliverables, and (v) specific price and payment provisions (if different from or additional to those established in Sections 5, and 6 of this Agreement). The scope of the Services set out in Exhibit A and the Statement(s) of Work may be modified by the authorized representatives of the Parties. GTE shall perform no services outside the scope of any Statement of Work except as otherwise agreed to in writing signed by the Parties. No oral changes to the scope of any Statement of Work shall be permitted.

4.0  Term and Termination

4.1 This Agreement shall be effective upon the execution by both GNI and GTE as of the date set forth above, and shall have full force and effect until October 31, 2000 unless earlier terminated as provided herein. This Agreement may not be renewed.

4.2 Notwithstanding anything to the contrary contained in this Agreement, either Party may terminate this Agreement without cause upon providing at least ninety (90) calendar days' prior written notice of termination to the other Party.

4.3 Notwithstanding Section 4, Term of Agreement, the term of this Agreement and the other conditions hereof, are subject to applicable law and regulator approval. Accordingly, although the Agreement is executed by both Parties, to the extent that any state statute, order, rule or regulation or any state regulatory agency having competent jurisdiction over one or both of Parties to this Agreement, shall require that this Agreement be filed with or approved by such regulatory agency before the Agreement may be effective, this Agreement shall not be effective in such state until the first business day after such approval or filing shall have occurred.


5.0  Fees

5.1 GNI will pay GTE fees for Services performed and accepted by GNI as set forth in the applicable SOW.

5.2 Fees will be paid in accordance with the procedures set forth in Section 6, Billing Procedure, below.

5.3 Notwithstanding anything to the contrary contained in this Agreement, Fees are at all times subject to review and modification to conform with any applicable regulatory requirement governing transactions between GTE and its affiliates, including without limitation to FCC Docket 96-150.

6.0  Billing Procedure

6.1 GTE shall bill GNI each month for the previous month's usage. GTE shall include with the monthly invoice such data GTE and GNI mutually agree is necessary for GNI to verify the accuracy of the billing it receives. Payment to GTE for bills rendered to GNI shall be due thirty (30) calendar days after receipt of the invoice. Beginning the day after the due date of the bill, interest charges of 0.000454 compounded daily or the maximum allowed by law, whichever is less, shall be added to GNI's bill. Payments shall be applied to the oldest outstanding amounts first.

6.2 Price Changes. The rates and charges shall remain in effect and are firm for a period of twelve (12) months from the effective date of this Agreement, except with respect to any tariff pricing changes or adjustments that may occur pursuant to this Agreement or any Statements of Work hereto. Thereafter, GTE shall give GNI sixty (60) calendar days' notice of any price change. If the new prices are not acceptable to GNI, GNI may terminate this Agreement upon thirty (30) calendar days' notice of any price change without penalties for either Party.

6.3 Right to Dispute. GNI shall have the right to dispute any amount so invoiced and paid and must notify GTE in writing of any dispute within sixty (60) calendar days of the receipt of such invoice or the dispute shall be waived. GNI documentation supporting GNI's claim shall be forwarded to GTE with the letter of dispute.
     Adjustments.

6.4 Any adjustments relating to a disputed amount shall be reflected on the next invoice issued after resolution. If the dispute is resolved in favor of GNI, in whole or in part, GNI shall be entitled to interest of 0.000454 compounded daily or maximum allowed by law, whichever is less, from GTE to the extent the claim is sustained.

6.5 Dispute Resolution. Disputes between GNI and GTE with respect to this Agreement shall be settled in accordance with the provisions set forth in
     Article 18, Dispute Resolution.


7.0  Performance Standards

GTE shall perform the Services with the degree of skill and care that is required by applicable, generally accepted professional procedures, practices and standards in the industry so as to ensure that the Services performed and Deliverables provided meet the requirements of, and are correct and appropriate for, the purposes contemplated in this Agreement and the applicable Statement of Work.

8.0  Performance Schedule

Performance shall begin upon execution of this Agreement. The Parties will mutually agree upon any additional performance milestones, meetings or conferences.


9.0  Direction and Control

Unless otherwise specified in the applicable Statement of Work, GNI shall not direct, control or supervise GTE as to the details or means by which the Services are accomplished. GTE shall be free at all times to arrange the time and manner of performance of Services and will not be expected to maintain a GNI established schedule of duties or assignments except as needed to meet milestones, deadlines or schedules established by the Parties.


10.0 Independent Contractor

10.1 The Parties agree that each Party is engaged in a business which is independent from that of the other Party, and each Party shall perform its obligation as an independent contractor and not as an agent, employee or servant of the other Party.

10.2 Neither Party nor any person furnished by such Party shall be deemed employees, agents or servants of the other Party, or be entitled to any benefits available under the plans for such other Party's employees.

10.3 Each Party retains the right to exercise full control and supervision over its own performance of the obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations; each Party will be solely responsible for all matter relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters; and each Party will be responsible for its own acts and those of its own subordinates, employees, agents and subcontractors during the performance of that Party's obligations.


11.0 Taxes

GNI shall be liable and shall reimburse GTE for payments of federal manufacturers' and retailers' excise taxes and for payments of federal, state and local sales, use or similar taxes, as applicable, with respect to transactions under this Agreement, provided such taxes are separately stated in GTE's invoices; it being understood and agreed that GNI shall have no liability for any taxes not separately invoiced to GNI. GNI shall not be liable for any tax for which a valid exemption certificate acceptable to the applicable taxing authorities is furnished by GNI to GTE. GTE shall be solely responsible for arranging withholding and payment of all required taxes arising out of GTE's activities in accordance with this Agreement, including without limitation, federal and state income taxes, social security taxes, unemployment insurance taxes, and any other taxes or business license fees related to GTE's business and its directors, officers, employees, contractors, consultants, or agents. GTE agrees to indemnify GNI for any and all sums that are due and owing for withholding FICA and unemployment or other state and federal taxes.

12.0 Assignment

Any assignment of any right, obligations or duty, in whole or in part, or of any other interest by either Party under this Agreement made without the written consent of the other Party shall be null and void, except that either Party may assign this Agreement, in whole or in part, to an affiliate or to the parent corporation of that Party without consent but upon prior written notice to the other Party. Notwithstanding the foregoing, either party may assign this Agreement without such consent to any affiliate or to any entity that is a successor to that party by merger or consolidation or that acquires substantially all of that party's business or assets.


13.0 Confidential and Proprietary Information

13.1 To the extent required to provide and receive services pursuant to this Agreement, one Party ("the disclosing Party") may provide and the other Party ("the receiving Party") may receive or have access to records and information that the disclosing Party considers to be confidential or proprietary, including technical information such as specifications, drawings, guidelines, models, and other information. Such information shall be marked by the disclosing Party as confidential or proprietary and the receiving Party shall hold such confidential or proprietary information in trust and confidence for the disclosing Party; shall use it only for the purposes permitted hereunder except as may be otherwise agreed to by the disclosing Party; and shall deliver to the disclosing Party all such records and information upon termination or expiration of this Agreement. Nothing in this Article shall be construed to limit the use of or dissemination by the receiving Party of such information which was previously known to the receiving Party or is or becomes public information by means other than disclosure by the receiving Party.

13.2 The Parties acknowledge that this Agreement constitutes the Proprietary information of both Parties and is subject to the terms of this section; provided, however that the Parties further acknowledge that this Agreement may be filed with any regulatory commission having authority over the subject matter, and the Parties agree to seek commercial confidential status for this Agreement with any such regulatory commission, to the extent such a designation could be secured.


14.0 Title

Except as may otherwise be provided in a SOW to this Agreement, title to the software programs, database software, hardware, network monitoring or enabling devices, Services and any products or equipment used in connection with the Services ("Products"), used or created for GNI hereunder, shall at all times remain with GTE. GNI has no property rights in such software programs, database software, hardware, devises, Services or Products.


15.0 Warranties

15.1 Contractor warrants that any Products, hardware or equipment provided will be in working order on the day installed, will be certified by GTE as ready for use, and will conform to the functional specifications set out in the applicable SOW and to any applicable published Contractor specifications. Thereafter, Contractor will make such adjustments, repairs, and replacement as necessary to maintain such Products, hardware or equipment in good working order pursuant to such specifications.

15.2 In addition, GTE warrants that all Services provided to GNI will be performed in a fully workmanlike manner and in accordance with the prevailing professional standards of the industry.

15.3 THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.4 The foregoing warranties shall survive inspection, testing, acceptance, and payment.

16.0 Indemnification

Subject to the limitations contained in this Agreement and to the extent not prohibited by law, each Party (Indemnifying Party) shall indemnify and hold harmless the other Party (Indemnified Party) from and against any loss, cost, claim, liability, damage, or expense (including reasonable attorneys fees) to third parties for bodily injury, including death, and damage to property, to the extent arising out of negligence or wanton or willful misconduct by the Indemnifying Party, its employees, agents or contractors in the performance of this Agreement. In addition, the Indemnifying Party shall, to the extent of its negligence or wanton or willful misconduct, defend any action or suit brought by a third party for bodily injury, including death, and damage or expense relating to or arising out of negligence or wanton or willful misconduct by the Indemnifying Party, its employees, agents, or contractors, in the performance of this Agreement. The Indemnified Party shall notify the Indemnifying Party promptly, in writing, of any written claims, lawsuits, or demands by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this paragraph and tender the defense of such claim, lawsuit or demand to the Indemnifying Party. The Indemnified Party also shall cooperate in every reasonable manner with the defense or settlement of such claim, demand or lawsuit. The Indemnifying Party shall not be liable under this subparagraph for settlements by the Indemnified Party of any claim, demand, or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand or lawsuit has been tendered to the Indemnifying Party, in writing, and Indemnified Party has failed promptly to undertake the defense.


17.0 Limitation of Liability

NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF REVENUE OR PROFIT BY ANY THIRD PARTY OR FOR ANY LOSS OR DAMAGE IN CONNECTION WITH OR ENSUING FROM THE ACTIVITIES CONTEMPLATED BY THIS AGREEMENT, WHICH IS SUFFERED BY ANY SUCH THIRD PARTY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE AND WHETHER OR NOT INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. WITH RESPECT TO CLAIMS ARISING OUT OF THE PROVISION OF THE SERVICES UNDER THIS AGREEMENT, EITHER PARTY'S LIABILITY, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES WHICH SHALL NOT EXCEED THE TOTAL CHARGES FOR THE SERVICES PROVIDED. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE RESPONSIBLE OR LIABLE FOR INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES ARISING FROM THE USE OR PERFORMANCE OF THE SERVICES, DELAY, FAILURE TO PROCESS CALENDAR-RELATED DATA CORRECTLY OR TO REPRESENT DATES

WITHOUT AMBIGUITY TO CENTURY, ERROR OR LOSS OF DATA, PROFITS OR GOODWILL. IN CONNECTION WITH THIS LIMITATION OF LIABILITY, THE PARTIES RECOGNIZE THAT GTE MAY PROVIDE ADVICE, MAKE RECOMMENDATIONS, OR SUPPLY OTHER ANALYSES RELATED TO THE PROVISION OF SERVICES DESCRIBED IN THIS AGREEMENT. GNI ACKNOWLEDGES AND AGREES THAT THIS LIMITATION OF LIABILITY SHALL APPLY TO SUCH ADVICE, RECOMMENDATIONS, AND ANALYSES. THE PARTIES EXPRESSLY AGREE THESE LIMITATIONS WILL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


18.0 Dispute Resolution

18.1 In the event either Party fails to perform any material provision of this Agreement, either Party may give notice to the other Party pursuant to the notification procedure set forth in Section 21, Notices/Performance Contact, of this Agreement.

18.2 If, after having provided such notice, the Parties fail to resolve any nonperformance issues set forth in such notice, the Parties may escalate their attempts at resolution by notifying the managerial contacts, identified below of the outstanding issues:

     GTE's Contact:                   GNI's Contact:

     GTE Network Services
     GNI -- Account Manager           Vendor Manager - GTENS
     600 Hidden Ridge
     Irving, Texas 75015

19.0 Default

If either Party fails to perform any material obligation under this Agreement or violates any material term or condition of this Agreement, and such failure or violation is not cured within thirty (30) calendar days following receipt of a default notice from the other Party, then the other Party shall have the right to terminate this Agreement upon written notice to the defaulting Party.


20.0 Force Majeure

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, including, but, not limited to, acts of civil or military authority, government relations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, nuclear accidents, strikes, extended power blackouts, natural disasters such as earthquakes, floods, volcanic action, unusually severe weather conditions or other major environmental disturbances, inability to secure transportation or communications common carriers, or legal and/or regulatory constraints affecting either of the Parties hereto in performing their obligations hereunder. If such contingency occurs, the Party delayed or unable to perform shall give reasonable notice to the other Party.

21.0 Notices/Performance Contact

21.1 All notices or other communications required or permitted to be made or given hereunder by one Party to the other Party shall be in writing and shall be deemed to have been given: (i) when hand delivered, or (ii) when sent by electronic facsimile (with confirmation of its receipt by the other Party) when sent during recipient's normal hours of business from Monday through Friday excluding holidays, otherwise on the next business say of receipt, (iii) on the third (3rd) business day after the day of deposit in the United States mail when sent by certified mail, postage prepaid and return receipt requested, or (iv) on the next business say excluding, excluding Saturdays, Sundays, and recipient's holidays, when sent by national overnight package delivery service for next day delivery with proof of delivery, and, in all cases, properly addressed to such other Party as set forth in the applicable Statement of Work or at such other address as may be specified by either Party by written notice sent or delivered in accordance with the terms hereof.

21.2 The day-to-day management of the relationship between the Parties in accordance with the terms and conditions of this Agreement shall be conducted by those designees set forth in the Statement of Work and who are not authorized to modify or amend this Agreement.

21.3 All invoices for Services under this Agreement shall be addressed to GNI as follows:

     GTE Global Networks Corporation
     Attn:  Vendor Cost management


22.0 Publicity

Unless otherwise agreed upon, neither Party shall publish or use the other Party's name, pictures, symbols, or trade secrets from which the other Party's name may be inferred or implied in any advertising, promotion, or any other publicity matter relating directly or indirectly to this Agreement. All publicity regarding this Agreement is subject to the Parties' prior written consent.

23.0 Entire Agreement

23.1 This Agreement, including the Exhibits listed below, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and replaces any prior or contemporaneous undertakings, commitments or agreements, oral or written, as to its subject matter:

               Exhibit A - Services Description
               Exhibit B - Statements of Work

23.2 This Agreement may be modified or amended only by written instrument, designated as an amendment or other words of like import, and signed by authorized representatives of the Parties on or after the date hereof.


24.0 Precedence of Documents

In case of conflict between provisions of this Agreement and provisions of any invoice, order acknowledgement or other document submitted by GTE, the provisions of this Agreement shall govern. In case of conflict between the provisions of this Agreement and the provisions of any of its Exhibits, the provisions of the Agreement shall govern.


25.0 Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States.


26.0 Regulatory Issues

This Agreement is subject at all times to any statute, order, rule, or regulation, or any state of federal regulatory agency, having competent jurisdiction over one or both of the Parties hereto, or the services provided hereby as it pertains to affiliate relationships. In addition, this Agreement shall at all times be subject to changes, modifications, orders and rulings by any state public utilities regulatory agency to the extent the affiliate relationship created by Agreement is or becomes subject to jurisdiction of such agency. If the arrangement described in this Agreement is subject to advance approval by the state public utilities regulatory agency, this Agreement shall not become effective within that state until the business day after receipt by GNI of written notice of such approval. GNI and GTENS agree to cooperate with each other and with any applicable regulatory agency so that any and all necessary approvals may be obtained. During the term of this Agreement, the Parties agree to continue to cooperate with each other in any review of this Agreement by a regulatory agency so that the benefits of this Agreement may be achieved. If such agency accepts this Agreement in part and rejects it in part, or makes a material modification to the Agreement as a condition of its approval, either Party may terminate the Agreement as pertains to the affected state without penalty or liability.

27.0 Binding Effect

This Agreement is intended to benefit and shall be binding on the Parties hereto and their respective legal representative, successors and permitted assigns. It is not intended to benefit or bind third parties and provides no remedy, claim, liability, cause of action, or other right to any third party.


28.0 Separate Enforcement of Provisions

If, for any reason, any provision of this Agreement shall be finally determined to be invalid, void, or unenforceable by a court of regulatory body of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless removal of the provision in question results in frustration of the purpose of this Agreement. If a regulatory agency makes a modification to this Agreement, this Agreement shall remain in effect as modified unless the modification results in a material change to this Agreement. In the event of a material change, the Parties shall negotiate in good faith for lawful replacement provisions. If replacement provisions cannot be agreed upon within a reasonable period, either Party may terminate this Agreement without penalty or liability upon written notice to the other Party.


29.0 Headings

The headings in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.


30.0 No Waiver

No failure or delay by either Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise of any right, power, or privilege.

31.0 Authority

Each individual executing this Agreement for and on behalf of a Party represents that he or she is fully authorized and empowered to do so for and on behalf of his or her principle.


32.0 Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.


IN WITNESS WHEREOF, the Parties have executed this Agreement on the date or dates indicated below to be effective as of the Effective Date specified in the initial paragraph of this Agreement.

GTE GLOBAL NETWORKS                GTE Network Services consisting
CORPORATION                        of the GTE Telephone
                                   Operating Companies listed on
                                   Attachment A

  By: /s/ T. George Hess               By: /s/ Larry J. Sparrow

Name: T. George Hess               Name:  Larry J. Sparrow

 Title:  Vice President             Title:  Vice President

 Date: Original signed 9/9/99       Date: Original signed 9/14/99

  By: /s/ Ondrea Hidley

  Name: Ondrea Hidley
  Title: Assistant Secretary

  Date: Original signed 9/10/99

                                 ATTACHMENT A
                                 ------------

                       GTE Telephone Operating Companies

GTE Alaska Incorporated
GTE Arkansas Incorporated
GTE California Incorporated
GTE Florida Incorporated
GTE Hawaiian Telephone Company Incorporated
GTE Midwest Incorporated
GTE North Incorporated
GTE Northwest Incorporated,
GTE West Coast Incorporated
GTE South Incorporated
GTE Southwest Incorporated
Contel of Minnesota, Inc. d/b/a GTE Minnesota
Contel of the South, Inc. d/b/a GTE Systems of the South, d/b/a GTE Systems of
       Indiana, d/b/a/  GTE Systems of Michigan

                                   EXHIBIT A
                                   ---------

The Scope of this Agreement as listed in Section reads as follows:

GTE will provide, through its Network Operations Center ("NOC"), network monitoring of network enabling devices and processes twenty four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year to detect, escalate, restore, and follow-up on anomalies occurring in the network. In addition, GTE will provide technical support to GNI for problems that cannot be resolved on-site; these support services include network element event problem resolution, network element reliability analysis and network traffic management.

The following definitions are provided to further define the scope and explain the intended meanings to be associated with terms used.

The network enabling devices to be monitored include the hardware and software products that allow voice, data, or video access to the public communications network and/or a private communications network and includes, but is not limited to, the monitoring of switches, routers, fiber, video, lightwave multiplexing equipment, digital cross connections, servers and hubs.

Detection is the identification, via informational indicators, of changing conditions in the above mentioned devices.

Escalation is the referral of problems within a hierarchy to facilitate resolution.

Restore is to eliminate conditions that are detrimental to normal operating conditions.

Follow-up is verifying that steps were taken in the proper manner concerning a detrimental condition and that such condition has not recurred.

An anomaly is an irregularity in the network.

Technical support is expertise that can be offered either on site or by telephone to assist others in performing their duties.

Network element event problem resolution. Once a problem is identified, it goes through the necessary steps to be restored.

Network element reliability analysis. Analysis of information data pertaining to the operation or condition of a network element.

Network traffic management. Management of the flow of traffic between network elements or switches to prevent degradation of service. In the event circumstances exist that may potentially cause a degradation of service, the NOC will, at its sole discretion, reroute traffic in the network.

                                   EXHIBIT B
                                   ---------


                              STATEMENTS OF WORK
                              ------------------


       THE FOLLOWING STATEMENTS OF WORK ARE ATTACHED TO THIS AGREEMENT:
       ----------------------------------------------------------------

Statement of Work 1      Technical Support for GTE Customer
                         Networks